SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DNA SYSTEMS, INC.**, did on October 25, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 29, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070731922-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/25/2007 4:08 PM
	Entity Number E0744542007-4

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	DNA SYSTEMS, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	RESIDENT AGENTS OF NEVADA, INC. Name 711 S. CARSON STREET, STE #4 — CARSON CITY — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 65,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. WILSON KIN CHEUNG Name Room 2213-14, Jardine House, 1 Connaught Place — Central, Hong Kong Street Address — City — State — Zip Code 2. ANTONY YING MING CHOI Name Room 2213-14, Jardine House, 1 Connaught Place — Central, Hong Kong Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	SANDRA L. MILLER — X Sandra L Miller Name — Signature 711 S Carson St. Ste #4 — Carson City — NV — 89701 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X Sandra L Miller — 10/25/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Pg 2 of

ADDITION TO ARTICLES OF INCORPORATION

OF

DNA SYSTEMS, INC.

DNA Systems, Inc. expressly elects not to be governed by NRS 78.411 to 78.444, inclusive.